Exhibit 10.4 Form of Retention Award Agreement [Date], 2018 [Employee Name] [Street Address] [City, State and Zip Code] Re: Cash Incentive Award Dear [Employee Name]: APX Group, Inc. (the “Company”) is pleased to offer a cash incentive award to you to remain employed with the Company because we recognize that you are critical to the success of our future business operations and that you have the potential to make a significant impact on our future growth and financial performance. In addition to your salary and other benefits, you will be eligible to receive a retention bonus in the aggregate amount of $[_____], less applicable withholding taxes, payable as follows: (i) $[_____] payable on [August 3], 2018; (ii) $[_____] payable on [August 3], 2019; and (iii) $[_____] payable on [August 3], 2020. Each of the payments described above shall be conditioned on your continued employment with the Company (or one or more of its subsidiaries) through the dates listed above and your performance remaining in good standing, as determined in good faith by the Board of Directors of the Company. In the event your employment is terminated by the Company other than for Cause (as defined below), including due to death or disability, prior to any remaining payment date, you will receive the full remaining amount of the retention bonus, payable within 2-½ months following your termination date subject to your (or your estate’s, as applicable), execution of an effective release of claims in favor of the Company. However, you will not be entitled to receive any remaining amount of the retention bonus if (i) you terminate your employment with the Company for any reason, or (ii) your employment is terminated by the Company for Cause, in either case at any time prior to the applicable eligibility date set forth above. For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in your employment agreement with the Company or one of its affiliates and if not so defined, or no such agreement exists, shall mean (A) your continued failure substantially to perform your employment duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) dishonesty in the performance of your employment duties, (C) an act or acts on your part constituting what would be classified as (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude under the laws of the United States or any state thereof, (D) your use, possession, sale, or purchase of controlled substance or alcohol during working hours or on the job site or being under the influence of controlled substances or alcohol during working hours or on the job site, (E) your willful malfeasance or willful misconduct in connection with your employment duties or any act or omission which is or could be reasonably expected to be injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (F) your fraud or misappropriation, embezzlement or misuse of funds or property belong to the Company or any of its subsidiaries or affiliates or (G) your breach of any provision of any agreement including, but not limited to, any employment agreement or equity award agreement with the Company or any of its subsidiaries or affiliates (whether currently in existence or arising in the future from time to time) containing covenants regarding non-competition, non-solicitation, non-disparagement and/or non-disclosure obligations; provided that none of the foregoing events shall constitute Cause unless you fail to cure such event and remedy any adverse or injurious consequences arising from such events within 10 days after receipt from the Company of written notice of the event which constitutes Cause (except that no cure or remedy period shall be provided if the event or such consequences are not capable of being cured and remedied). You and the Company agree that your employment with the Company is and will continue to be “at-will” and may be terminated at any time with or without Cause or notice by either you or the Company. No provision of this letter shall be construed as conferring upon you a right to continue as an employee of the Company or any of its subsidiaries or affiliates. Notwithstanding anything to the contrary herein, it is the intent of the parties hereto that the payments under this letter agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and any successor thereto (the “Code”), and, accordingly, to the maximum extent permitted, this letter agreement shall be interpreted to be in compliance therewith. If any provision of this letter agreement would cause you to incur any additional tax or interest under Section 409A of the Code, the Company shall, in good faith and to the extent able, reform such provision in a manner intended to avoid the incurrence by you of any such additional tax or interest. This letter and all rights pursuant to it shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This letter shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of Utah. The content of this letter is personal and confidential between you and the Company. The Company’s expectations are that you will respect the sensitive nature of this correspondence and not disclose it to any other employee or manager of the Company. To indicate your acceptance of the terms of this letter, please sign and date this letter in the space provided below and return it to Starr Fowler - Senior Vice President, Human Resources. A duplicate original is enclosed for your records. This letter, along with your existing employment agreement, if any, and the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by you and an authorized officer of the Company. Sincerely, Alex Dunn President APX Group, Inc. ACCEPTED AND AGREED TO this ______ day of ___________, 2018 ___________________________________ [Name] cc: Starr Fowler - SVP, Human Resources Page 2 of 2